Exhibit 99.1

Navigant Comments on Letter from Engine Capital LP

CHICAGO—Jan. 24, 2018—Navigant (NYSE: NCI) today commented on the letter released by Engine Capital LP (“Engine”).

Navigant is disappointed Engine has chosen to express its viewpoint in this manner and disagrees with certain assertions and analysis presented in its letter. Navigant’s Board of Directors and management team are aligned in their commitment to take continuous actions to improve performance and create long-term shareholder value.

Navigant’s Board of Directors regularly reviews and rigorously evaluates the Company’s strategic direction and operating plans against its primary objective of enhancing shareholder value. As part of its ongoing responsibilities, the Board welcomes open dialogue with shareholders and values constructive input. Over the past few months, Navigant’s Chairman and CEO, lead independent director and Chair of the Company’s Audit Committee, as well as members of management, have engaged in extensive discussions with representatives of Engine and listened carefully to their ideas. Over the course of this dialogue, Engine has expressed its view that the Company has a strong business, is “well managed” and is undervalued—all points with which Navigant agrees.

In addition, consistent with its commitment to maintaining a highly qualified, independent Board, Navigant has invited Engine on multiple occasions to share its recommendations regarding potential Board nominees. Despite Navigant’s repeated invitations, Engine has yet to share its recommendations, other than its own founder, Arnaud Ajdler.

Enhanced Return of Capital and Operating Performance

Over the past several years, Navigant has taken numerous and clear actions to improve performance and create shareholder value, while maintaining its focus on the Company’s long-term strategic objectives. Those actions include:

•	Return of Capital. Navigant continues to employ a balanced capital allocation strategy which includes returning significant cash to shareholders. In 2017, Navigant increased its level of capital returned to shareholders, repurchasing $43 million in shares which represented more than half of its free cash flow generation. This is in addition to $49 million of share repurchases completed in 2016 and 2015 combined. The Company increased its share repurchase authorization effective May 1, 2017 and is currently targeting $50 million in share repurchases in 2018.

•	Operating Performance with Strong Cost Management. Notwithstanding challenging market conditions throughout 2017, Navigant has delivered top-line growth (primarily organic) in excess of the median for public company professional consulting peers over the past three-year period ending with the third quarter 2017, while also achieving margins above the industry peer group median over the same period. Additionally, the Company has worked with an external consultant in evaluating its internal processes to identify ways to leverage operating efficiencies to further lower costs. As a result, Navigant’s general and administrative costs as a percentage of revenue, are consistently below the industry peer group median for the same three-year period. Navigant is committed to continuous improvement, including the pursuit of ongoing cost management and margin expansion in 2018.

•	Capital Expenditure Normalization and Working Capital Improvements. As the Company has indicated previously, capital expenditures have been elevated in the last few years, largely due to real estate investment and optimization. In 2018, capital expenditures are expected to return to historically normalized levels. In addition, Navigant has implemented improvements to increase cash flow generation in 2018, including:

•	Implemented enterprise resource planning billing system in 2017.

•	Targeted contracting and collection actions to improve Days of Sales Outstanding (DSO), with fourth quarter 2017 DSO of 85 days as compared to 94 days at the end of the third quarter 2017. The Company expects further improvements to average DSO and working capital in 2018.

Strong Corporate Governance

Navigant has also demonstrated a commitment to strong corporate governance:

•	Navigant has consistently received top governance scores as outlined by Institutional Shareholder Services (ISS).

•	Eight of nine directors are independent.

•	Of the Company’s current independent directors, three have been appointed to the Board since 2014, including the most recent appointment in October of 2017. Each of the new directors was selected for his/her significant technical, operating, and industry expertise in the three primary industry segments Navigant serves (Energy, Financial Services, and Healthcare).

Navigant’s focus has been, and will remain, on how best to deliver maximum value for our clients which in turn will drive long-term returns for our shareholders. The Company firmly believes in its prospects and remains committed to balancing short- and long-term decisions for the benefit of all shareholders, all within the framework of strong corporate governance.

About Navigant

Navigant Consulting, Inc. (NYSE: NCI) (“the Company”) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage, and/or protect their business interests. With a focus on markets and clients facing transformational change and significant regulatory or legal pressures, the firm primarily serves clients in the healthcare, energy, and financial services industries. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “may,” “could,”

“intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the execution of the Company’s long-term growth objectives and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; operational risks associated with new or expanded service areas, including business process management services; impairments; changes in accounting standards or tax rates, laws or regulations; management of professional staff, including dependence on key personnel, recruiting, retention, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements and the Company’s ability to attract new business; brand equity; competition; accurate pricing of engagements, particularly fixed fee and multi-year engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; government contracting; professional liability; information security; the adequacy of our business, financial and information systems and technology; maintenance of effective internal controls; potential legislative and regulatory changes; continued and sufficient access to capital; compliance with covenants in our credit agreement; interest rate risk; and market and general economic and political conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at investors.navigant.com. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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Kyle Bland

Navigant Investor Relations

312.573.5624

kyle.bland@navigant.com

or

Tim Blair

Navigant Corporate Communications

303.383.7344

timothy.blair@navigant.com